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                                                                    EXHIBIT 10.3



                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "AGREEMENT") is made and entered into as of December 31, 1994, by MMI Products, Inc., a Delaware corporation (the "COMPANY"), and Julius S. Burns, a resident of Texas (the "EMPLOYEE").


                              W I T N E S S E T H:


         WHEREAS, the Company desires to employ the Employee, and the Employee desires to accept such employment, on the terms ad conditions set forth in this Agreement;

         THEREFORE, in consideration of the premises and the covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

         1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement.

         2. Duties of the Employee. During the term of this Agreement, the Employee shall, under the direction of the Board of Directors of the Company, perform such executive, management, consulting, client development and other duties that the Board of Directors of the Company may from time to time assign. The Employee shall devote all of his business time, attention and energy to the Company and shall not, during the term of his employment, be actively engaged in any managerial or employment capacity in any other business activity for gain, profit, or other pecuniary advantage; provided that the foregoing does not prohibit the Employee from making investments that do not unreasonably interfere with the performance of his duties with the Company.

         3.      Compensation.

                 (a) The Employee shall receive as compensation for his services hereunder an annual salary of $200,000, which sum shall be payable in equal semi-monthly installments (the "BASE COMPENSATION") . The Employee's Base Compensation shall be reviewed at least annually by the Board of Directors, and the Employee shall be entitled to such increases in his Base Compensation as the Board of Directors may determine.

                 (b) The Employee will also be entitled to participate in the senior management incentive plan to be established by the Company that will afford the Employee the opportunity to earn incentive compensation of up to
100% of the Employee's Base Compensation. The amount payable to the Employee under such incentive plan will be based on the Company's earnings and return on investment, according to objectives determined by the Board of Directors.
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         4.      Other Benefits.  The Employee shall be entitled to participate in any health insurance, life insurance or other benefits that are generally extended, from time to time, to the employees of the Company (or to executives of the Company, if different from those provided to employees generally). The Employee shall be entitled to reasonable vacations, consistent with the Company's policies. Upon the submission of properly documented expense account reports, the Company shall reimburse the Employee for all reasonable travel and entertainment expenses incurred by the Employee in the course of his employment. The Company will also provide the Employee a car allowance in accordance with Company policy.

         5. Term. The term of employment hereunder shall commence upon the date hereof and continue for a period of five years thereafter, unless sooner terminated in accordance with the provisions hereof.

         6.      Termination.

                 6.1 Death or Disability. The employment of the Employee shall terminate automatically upon the death or total disability of the Employee. For the purpose of this Agreement, "total disability" shall be deemed to have occurred if in the sole judgment of the Board of Directors the Employee shall have been unable to perform the duties of his employment due to his mental or physical condition for a period of 180 days.

                 6.2 Cause. The Company may terminate the employment of the Employee under this Agreement for Cause. For purposes of this Agreement, "Cause" means conduct by the Employee constituting gross mismanagement, willful misconduct or fraud during the term of this Agreement, as determined by the Board of Directors of the Company in its sole judgment.

                 6.3 Notice. The Board of Directors of the Company may terminate the employment of the Employee upon notice, written or oral, given or delivered to the Employee.

         7.      Compensation Upon Termination.

                 7.1 If the employment of the Employee is terminated pursuant to the provisions of Section 6.1, all rights and obligations under this Agreement shall terminate, and no further compensation shall be payable to the Employee except as specifically provided herein; provided, however, that the Employee or the Employee's estate, heirs and beneficiaries, as applicable, shall be entitled to receive in a lump sum cash payment promptly after termination of the Employee's employment (a) Base Compensation accrued through the date of termination, as well as any reimbursable expenses incurred pursuant to Section 4 of this Agreement; (b) incentive compensation payable to the Employee pursuant to Section 3(b), prorated to the date of termination based upon the incentive compensation paid or payable to the Employee pursuant to
Section 3(b) in respect of the Company's preceding fiscal year; and (c) any other benefits specifically provided to the Employee under any benefit plan.





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                 7.2      If the employment of the Employee is terminated
pursuant to the provisions of Section 6.2 herein, all rights and obligations under this Agreement shall terminate, and no further compensation shall be paid to the Employee, other than Base Compensation accrued through the date of termination.

                 7.3 If the employment of the Employee under this Agreement is terminated pursuant to the provisions of Section 6.3 (other than as described in Section 7.4 below), all rights and obligations under this Agreement shall terminate, and no further compensation shall be payable to the Employee except as specifically provided herein; provided, however, that the Employee shall be entitled to receive in a lump sum cash payment the amount determined under Section 7. 1, plus monthly severance payments equal to his monthly Base Compensation for the lesser of (a) the number of months remaining under the term of this Agreement, or (b) twelve months.

                 7.4 If the employment of the Employee under this Agreement is terminated pursuant to the provisions of Section 6.3 within one year of a "change in control," all rights and obligations under this Agreement shall terminate and no further compensation shall be payable to the Employee except as specifically provided herein; provided, however, the Employee shall be entitled to receive in a lump sum cash payment the amount determined under
Section 7.1 plus monthly severance payments in accordance with Section 7.3 plus incentive compensation pursuant to Section 3(b) pro rated for the period from the date of termination through the lesser of (a) the number of months remaining under the terms of this Agreement, or (b) 12 months, in either case based upon the incentive compensation paid or payable to the Employee pursuant to Section 3(b) in respect of the Company's preceding fiscal year. As used herein, the term "change in control" shall have the meaning ascribed thereto in Paragraph 3(d) of the Shareholders' Agreement dated as of July 31, 1989, by and among Merchants Metals Holding Company, a Delaware corporation ("Holding"), the Employee and certain other shareholders of Holding named therein.

         8. Disclosure of Information. The Employee hereby acknowledges that he will have access to certain trade secrets and confidential information of the Company and of corporations affiliated with the Company and that such information constitutes valuable, special and unique property of the Company and such other corporations. The Employee will not, during or after the term of his employment hereunder, disclose any such trade secrets or confidential information to any person or entity for any reasons or purpose whatsoever, except as may be required by law.

         9. Notice. Any notice required or permitted hereunder shall be deemed sufficiently given if in writing and either personally delivered or sent by registered, certified, or first class mail, postage prepaid, addressed to the part at the address set forth below, or at such other address as the party may subsequently designate:

         If to the Employee, to:  (a)      Julius S. Burns
                                           515 West Greens Road, #710
                                           Houston, Texas 77067





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         If to the Company, to:   (b)      MMI Products, Inc.
                                           515 West Greens Road, #710
                                           Houston, Texas 77067

                                           Attn: Thomas F. McWilliams

                 Copy to:                  Citicorp Venture Capital Ltd.
                                           399 Park Avenue
                                           Floor 14/Zone 4
                                           New York, New York 10022
                                           Attn: Thomas F. McWilliams

         10. Amendment; Waiver. No modification or amendment hereof shall be valid and binding, unless it be in writing and signed by the parties hereto. The waiver of any provision hereof shall be effective only in the specific instance and for the particular purpose for which it was given. No failure to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof.

         11      Benefit.  This Agreement shall inure to the benefit of and shall be binding upon the Employee, his heirs and personal representatives, and the Company, its successors and assigns. Neither this Agreement, nor the rights and obligations created hereunder, may be assigned by either party without the consent of the other party.

         12. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provisions had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         13      Headings.  The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         14      Attorney's Fees.  If any action at law or in equity is
necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

         15      Entire Agreement; Modification.  This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, with





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respect to the transactions contemplated herein, including any and all severance pay agreements between the Company or its predecessors and the Employee.

         16. Governing Law. This Agreement has been entered into the State of Texas and shall be construed in accordance with, and governed by, the laws excluding the conflicts of law rules of the State of Texas.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement, as of the date and year first above written.

                                           EMPLOYER;

                                           MMI PRODUCTS, INC.


                                           By:  /s/ Thomas F. McWilliams
                                              ---------------------------------
                                                Thomas F. McWilliams,
                                                Director


                                           EMPLOYEE:



                                           /s/ Julius S. Burns
                                           ------------------------------------
                                           Julius S. Burns





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                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


                 This Amendment No. 1 to Employment Agreement (the "Amendment") is made and entered into as of the 16th day of April, 1997, by and between MMI Products, Inc., a Delaware corporation (the "Company") and Julius S. Burns (the "Employee").

                 WHEREAS, the Company and Employee entered into that certain Employment Agreement dated as of December 31, 1994 (the "Employment Agreement").

                 WHEREAS, the Company and Employee desire to further amend the provisions of the Employment Agreement as provided herein.

                 NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                 1. The first sentence of Section 3(a) of the Employment Agreement is hereby amended by deleting the text which reads "$200,000" and replacing it with "$250,000."

                 2. The text of Section 3(b) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

                 (b) The Employee will be entitled to earn annual incentive compensation based on performance criteria established from time to time by the Board of Directors of the Company. The amount of such incentive compensation will be based on, among other things, the Company's earnings and return on investment.

                 3. Except as expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect in the form in which it was in effect prior to the execution and delivery of this Amendment.





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        IN WITNESS WHEREOF, the undersigned have executed and delivered this
Amendment as of the date first above written.



                                          MMI PRODUCTS, INC.


                                          By:  /s/ ROBERT N. TENCZAR
                                             ----------------------------------
                                          Name:  Robert N. Tenczar
                                               --------------------------------
                                          Title: Vice President and
                                                 ------------------------------
                                                 Chief Financial Officer
                                                 ------------------------------



                                          EMPLOYEE:


                                          /s/ JULIUS S. BURNS
                                          -------------------------------------
                                          Julius S. Burns